Exhibit 10.18

ASSIGNMENT OF FARMOUT RIGHTS AND OVERRIDING ROYALTY INTEREST

THIS ASSIGNMENT OF FARMOUT RIGHTS AND OVERRIDING ROYALTY INTEREST (this “Assignment”) is from Bluewater Industries L.P., a Texas limited partnership whose address is 5300 Memorial Drive, Suite 550, Houston, Texas 77007 (“Bluewater” or “Assignor”, as the case may be), to Gulf Island L.L.C., a Louisiana limited liability company whose address is 583 Thompson Road, Houma, LA 70363 (“Gulf Island” or “Assignee”, as the case may be).

WHEREAS, ATP Oil & Gas Corporation (“ATP”) is the owner of undivided interests in and to the oil and gas leases described in Exhibit A hereto covering certain offshore areas in the Outer Continental Shelf, Gulf of Mexico (the “Farmout Lands”);

WHEREAS, ATP and Bluewater have executed a Farmout Agreement dated as of June 1, 2009 (the “Farmout Agreement”), pursuant to which Bluewater has contributed a certain portion of the “Gulf Island Services” (as defined in the Farmout Agreement) for the development of the Farmout Lands in consideration of the conveyance by ATP to Bluewater of a limited net profits overriding royalty interest in Hydrocarbon production from the Farmout Lands;

WHEREAS, pursuant to Conveyance of Overriding Royalty Interest dated as of June 1, 2009, filed with the Minerals Management Service of the United States Department of the Interior and recorded in the records of the parishes in the State of Louisiana shown on Schedule 1 attached hereto (the “NPI Assignment”), ATP, acting in compliance with its obligations under the Farmout Agreement, conveyed to Bluewater the “Overriding Royalty” (as defined in the NPI Assignment) subject to and in accordance with the terms of the NPI Assignment;

WHEREAS, capitalized terms as used herein shall have the meanings given to them in NPI Assignment, unless otherwise defined herein;

WHEREAS, Bluewater has subcontracted to Gulf Island the performance of the Gulf Island Services, including the portion thereof that Bluewater has contributed to the development of the Farmout Lands and, as consideration therefor, has agreed to assign to Gulf Island the Overriding Royalty and all of Bluewater’s rights, interests, and obligations under the Farmout Agreement; and

WHEREAS, Gulf Island has agreed to look solely to the Overriding Royalty for the discharge and satisfaction of the Contribution Amount (as defined in the Farmout) attributable to the portion of the Gulf Island Services that Bluewater has contributed to the development of the Farmout Lands.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS:

1. Assignment. For and in consideration of One Hundred Dollars ($100.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, SETS OVER AND DELIVERS unto Assignee (i) all of Assignor’s rights, interests, obligations, and liabilities in, to, and under the Farmout Agreement (the “Farmout Rights”), and (ii) the Overriding Royalty (collectively, with the Farmout Rights, the “Assigned Interests”).

TO HAVE AND TO HOLD the Assigned Interests unto Assignee, its successors and assigns forever, subject to the terms, provisions and conditions of this Assignment.

2. Limited Warranty. Assignor warrants that it has not sold, assigned, conveyed, or otherwise transferred, and has not mortgaged, pledged, hypothecated, granted a security interest in, or otherwise created, or permitted to be created by a third Person, or permitted to remain in effect if created by a third Person, any lien or other encumbrance on, the Assigned Interests, subject only to (i) the terms, provisions, covenants, and conditions of the Farmout Agreement and the NPI Assignment and (ii) the Permitted Encumbrances to the extent only that the same are valid and subsisting and affect the Assigned Interests. Except as otherwise provided in the immediately preceding sentence of this Section 2, this Assignment is made without warranty of title, expressed, implied, or statutory. Assignor hereby transfers, assigns, and conveys to Assignee, by way of substitution and subrogation, all rights of warranty and contractual representations or covenants of any kind or nature held by Assignor against any of Assignor’s predecessors in title with respect to the Assigned Interests; provided, however, that, without limiting Assignee’s substitution and subrogation rights with respect to the Assigned Interests, Assignor reserves the right to enforce such rights of warranty and contractual representations or covenants as to the Subject Interests.

3. Assumption of Obligations; Recourse. Assignee accepts the Farmout Rights subject to and in accordance with the terms of the Farmout Agreement and agrees to pay, perform, and discharge all of the duties, covenants, obligations, and liabilities of the Farmee (including, without limitation, all duties, covenants, obligations, and liabilities relating to the portion of the Gulf Island Services contributed to the development of the Farmout Lands) arising under the terms of the Farmout Agreement as fully and completely as if Assignee had been an original signatory party thereto. In like manner, Assignee accepts the Overriding Royalty subject to and in accordance with the terms of the NPI Assignment and agrees to be bound by the terms of the NPI Assignment as fully and completely as if Assignee had been an original signatory party thereto. Assignee agrees, on behalf of itself and its affiliate Gulf Marine Fabricators, L.P., to look solely to the Net Profit Amounts paid to Assignee pursuant to the NPI Assignment for the satisfaction and discharge of the Contribution Amount attributable to the Farmout Related Services, and agrees that neither Assignor nor ATP shall be personally liable for the payment of any such Contribution Amount. ATP remains, however, personally liable for interest accruing under Section 3.6 of the NPI Assignment.

4. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE LAWS OF ANY OTHER STATE ARE MANDATORILY APPLICABLE. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN HARRIS COUNTY, TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND CONSENT TO THE SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

5. Successors and Assigns. The provisions and conditions contained in this Assignment shall run with the land and the respective interests of Assignor and Assignee and shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6. Counterparts. This Assignment is executed in multiple originals all of which shall constitute one and the same Assignment.

EXECUTED in multiple originals on this 15th day of July, 2009.

WITNESSES:	Assignor: BLUEWATER INDUSTRIES L.P.

/s/ James A. Woodward	By:	Bluewater GP, Inc.
Printed Name: James A. Woodward		Its General Partner

/s/ Trevor Harrison	By:	/s/ Robert Hendrickson
Printed Name: Trevor Harrison	Printed Name: Robert Hendrickson Title: Vice President

STATE OF TEXAS         §

                                          §

COUNTY OF                                      HARRIS     §

BEFORE ME, the undersigned authority, on this 15th day of July, 2009, personally appeared Robert Hendrickson, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President of Bluewater GP, Inc., in its capacity as General Partner of Bluewater Industries L.P., a Texas limited partnership, and acknowledged to me that he executed the same for purposes and consideration therein expressed, and in the capacity therein stated and on behalf of and as the act and deed of said limited partnership.

/s/ Sara B. Guerra
Notary Public

Commission Expires: September 29, 2012

EXECUTED in multiple counterparts on this 17th day of July, 2009.

WITNESSES:	Assignee: Gulf Island L.L.C.

/s/ Kirk J. Meche	By:	/s/ William G. Blanchard
Printed Name: Kirk J. Meche	Name: William G. Blanchard Title: President

/s/ Deborah Kern-Knoblock
Printed Name: Deborah Kern-Knoblock

STATE OF LOUISIANA                     §

                                                     §

PARISH OF TERREBONNE             §

BEFORE ME, the undersigned authority, on this 17th day of July, 2009, personally appeared, William G. Blanchard, known to me to be the person whose name is subscribed to the foregoing instrument as President of Gulf Island L.L.C., a Louisiana limited liability company, and acknowledged to me that he executed the same for purposes and consideration therein expressed, and in the capacity therein stated and on behalf of and as the act and deed of said corporation.

/s/ William Bordelon
Notary Public

Commission Expires: at death

SCHEDULE 1

RECORDING INFORMATION

Conveyance of Overriding Royalty Interest dated as of June 1, 2009, from ATP Oil & Gas Corporation, as Grantor, to Bluewater Industries L.P., as Grantee, filed and recorded as follows:

Minerals Management Service:	Filed on in Lease Files OCS-G 13198, OCS-G 16661, and OCS-G 24130
Parish, Louisiana:	Book , Page , Entry

Schedule 1 - i

EXHIBIT A

ATTACHED TO AND MADE A PART OF THAT CERTAIN

ASSIGNMENT OF FARMOUT RIGHTS AND OVERRIDING ROYALTY INTEREST

FROM BLUEWATER INDUSTRIES L.P. TO GULF ISLAND L.L.C.

LEASES; SUBJECT INTERESTS; LEASE BURDENS

ATWATER BLOCK 63

The Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 1991, bearing Serial No. OCS-G 13198, between the United States of America, as Lessor, and Texaco Exploration and Production Inc., as Lessee, covering all of Block 63, Atwater Valley, OCS Official Protraction Diagram, NG 16-1, containing approximately 5,760.00 acres.

Record Title Interest:

An undivided one hundred percent (100%) interest in and to the Record Title in the Lease.

Farmor’s Working Interest: 100.00000%+

+3% of the record title interest is held by three entities, each holding a 1% record title interest, which is (i) a carried interest for purposes of costs and expenses of every kind normally paid by a Working Interest owner, (ii) a non-voting interest for purposes of any and all projects and operations, and (iii) a non-revenue, no benefit interest (i.e., not entitled to any of the revenues and benefits associated with their respective 1% record title interest).

Farmor’s NRI: Varies, see table below.

Initial Production	Escalation Unocal (Chevron) ORRI and Project Payout (NPI begins)
81.00000%*	77.50000%**+

*100% - 12.50000% (Royalty) - 6.50000% (ORRIs) = 81.00000%

**100% - 12.50000% (Royalty) - 8.00000% (ORRIs) - 2% (NPI) = 77.50000%

+Subject to Net Profits Interests as defined in the following documents:

•	Farmout Agreement dated effective as of May 22, 2009 by and between ATP Oil & Gas Corporation and Diamond Offshore Company
•

Conveyance of Overriding Royalty Interest effective May 22, 2009 from ATP Oil & Gas Corporation to Diamond Offshore Company, which provides for a limited overriding royalty interest that is payable out of 27% of net profits, not to exceed $117,500,000.

•	Farmout Agreement dated effective May 28, 2009 by and between ATP Oil & Gas Corporation and SEACOR Marine LLC

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•

Conveyance of Overriding Royalty Interest effective May 28, 2009 from ATP Oil & Gas Corporation to SEACOR Marine LLC, which provides for a limited overriding royalty interest that is payable out of 5.5% of net profits, not to exceed $36,000,000

MISSISSIPPI CANYON BLOCK 941

The Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective September 1, 1996, bearing Serial No. OCS-G 16661, between the United States of America, as Lessor, and Vastar Resources, Inc., as Lessee, covering all of Block 941, Mississippi Canyon, as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres.

Operating Rights Interest:

Farmor holds an undivided one hundred percent (100%) interest in and to the Operating Rights in the Lease INSOFAR AND ONLY INSOFAR as the Lease covers depths from the surface of the water down to eighteen thousand feet (18,000’) subsea.

Farmor’s Working Interest: 100%

Farmor’s NRI: 87.50000%+

100% (Working Interest) - 12.50000% (royalty)

+Subject to Net Profits Interests as defined in the following documents:

•	Farmout Agreement dated effective as of May 22, 2009 by and between ATP Oil & Gas Corporation and Diamond Offshore Company
•

Conveyance of Overriding Royalty Interest effective May 22, 2009 from ATP Oil & Gas Corporation to Diamond Offshore Company, which provides for a limited overriding royalty interest that is payable out of 27% of net profits, not to exceed $117,500,000.

•	Farmout Agreement dated effective May 28, 2009 by and between ATP Oil & Gas Corporation and SEACOR Marine LLC
•

Conveyance of Overriding Royalty Interest effective May 28, 2009 from ATP Oil & Gas Corporation to SEACOR Marine LLC, which provides for a limited overriding royalty interest that is payable out of 5.5% of net profits, not to exceed $36,000,000

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MISSISSIPPI CANYON BLOCK 942

The Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 2002, bearing Serial No. OCS-G 24130, between the United States of America, as Lessor, and BP Exploration & Production Inc., as Lessee, covering all of Block 942, Mississippi Canyon, as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres.

Operating Rights Interest:

Farmor holds an undivided one hundred percent (100%) interest in and to the Operating Rights in the Lease INSOFAR AND ONLY INSOFAR as the Lease covers depths from the surface of the water down to eighteen thousand feet (18,000’) subsea.

Farmor’s Working Interest: 100%

Farmor’s NRI: 87.50000%+

100% (Working Interest) - 12.50000% (royalty)

+Subject to Net Profits Interests as defined in the following documents:

•	Farmout Agreement dated effective as of May 22, 2009 by and between ATP Oil & Gas Corporation and Diamond Offshore Company
•

Conveyance of Overriding Royalty Interest effective May 22, 2009 from ATP Oil & Gas Corporation to Diamond Offshore Company, which provides for a limited overriding royalty interest that is payable out of 27% of net profits, not to exceed $117,500,000.

•	Farmout Agreement dated effective May 28, 2009 by and between ATP Oil & Gas Corporation and SEACOR Marine LLC
•

Conveyance of Overriding Royalty Interest effective May 28, 2009 from ATP Oil & Gas Corporation to SEACOR Marine LLC, which provides for a limited overriding royalty interest that is payable out of 5.5% of net profits, not to exceed $36,000,000

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